EX-99.B(i)

                               CONSENT OF COUNSEL

     We hereby consent to the use of our name under the caption "Other Service Providers - Counsel and Independent Accountants" in the Statement of Additional Information incorporated by reference in Post-Effective-Amendment No. 37 to the Registration Statement on Form N-1A of The PBHG Funds, Inc. under the Securities Act of 1933 (File No. 2-99810) and Amendment No. 34 under the Investment Company Act of 1940 (File No. 811-04391)



                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                         --------------------------------------
                                         Ballard Apahr Andrews & Ingersoll, LLP

Philadelphia, PA
July 29, 1999